Exhibit 10.31

7475 LUSK BLVD. • SAN DIEGO, CA 92121 858.909.1800 | toll free: 800.455.1476 | fax: 858.909.2000

Alexis V. Lukianov
Chairman and Chief Executive Officer
January 3, 2011
Craig Hunsaker
212 South Nardo Ave
Solana Beach, CA 92075
Dear Craig,
Congratulations on your new role as Senior Vice President, Global Human Resources. You have demonstrated OUTSTANDING performance standards and have consistently worked to perpetuate and evolve our culture. In your new position you will report to Alex Lukianov, Chairman & Chief Executive Officer. We would like for you to begin work in this capacity January 3, 2011.
Your new rate of compensation is $300,000 dollars and will be reflected on the January 15, 2011 paycheck. In addition, you will receive 8,333 Restricted Stock Units (RSUs), representing shares of NuVasive stock, and 75,000 Options to purchase NuVasive stock. These RSUs and Options will vest over four years, in accordance with the provisions of the Company’s 2004 Equity Incentive Plan. Beginning in 2011, you will be eligible for an annual bonus at the level of Senior Vice President, Global Human Resources, which will be set forth in the 2011 NuVasive Bonus Plan and disseminated in March 2011. The eligibility of this bonus is tied to achievement of Individual Performance Measures, department goals and company performance. As Shareowners, our common goal is to help NuVasive grow rapidly, deliver new and creative products, leverage resources for profitability and exercise Absolute Responsiveness© to the maximum level. I look forward to continuing the journey with you.
Keep up the great work and let’s do all we can to achieve OUTSTANDING results in 2011!
Please sign below and return the fully executed letter to Susan Joseph, Senior Manager, Shareowner Resources &HRIS. You should keep one copy of this letter for your records.
I wish you tremendous success in your new role!

Very truly yours, NUVASIVE, INC.
By:	/s/ Alexis V. Lukianov
Alex Lukianov

I have read and accept this employment offer.

Dated: 1-13-11	/s/ Craig E. Hunsaker
Craig Hunsaker